Exhibit 24.1

POWER OF ATTORNEY

The undersigned directors of Brunswick Corporation, a Delaware corporation (the “Company”), do hereby nominate, constitute and appoint Dustan E. McCoy, Peter G. Leemputte and Marschall I. Smith, and each of them individually, the true and lawful attorney or attorneys of the undersigned, with power to act with or without the other and with full power of substitution and resubstitution, to execute in the name and on behalf of the undersigned as directors of the Company, the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 2006 and any and all amendments thereto; and each of the undersigned hereby ratifies and approves all that said attorneys or any of them shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney in one or more counterparts on the date set opposite his or her name.

Capacity	Signature	Date
Director	/s/ Nolan D. Archibald Nolan D. Archibald	February 6, 2007
Director	/s/ Jeffrey L. Bleustein Jeffrey L. Bleustein	February 6, 2007
Director	/s/ Michael J. Callahan Michael J. Callahan	February 6, 2007
Director	__________________ Cambria W. Dunaway	_______________
Director	/s/ Manuel A. Fernandez Manuel A. Fernandez	February 6, 2007

Capacity	Signature	Date
Director	/s/ Peter Harf Peter Harf	February 6, 2007
Director	/s/ Graham H. Phillips Graham H. Phillips	February 6, 2007
Director	/s/ Roger W. Schipke Roger W. Schipke	February 6, 2007

Director	/s/ Ralph C. Stayer Ralph C. Stayer	February 6, 2007
Director	/s/ Lawrence A. Zimmerman Lawrence A. Zimmerman	February 6, 2007